Exhibit 10.2

FORM OF NONSTATUTORY STOCK OPTION AGREEMENT

This AGREEMENT (this “Agreement”) is made as of             , 2006 by and between Encore Medical Corporation, a Delaware corporation (the “Company”), and [              ] (“Optionee”) to become effective at the effective time, as defined in Section 1.1 of the Merger Agreement (the “Effective Time”). As a condition precedent to the Company’s grant of the Option (as defined in Section 2 of this Agreement) to Optionee, Optionee is executing and delivering a counterpart of the Stockholders Agreement and thereby agrees to be bound by the Stockholders’ Agreement.

1.                                       Certain Definitions. Capitalized terms used, but not otherwise defined, in this Agreement will have the meanings given to such terms in the Company’s 2006 Stock Incentive Plan (the “Plan”). As used in this Agreement:

(a)                                  “Code” means the Internal Revenue Code of 1986, as amended.

(b)                                 “Company” has the meaning specified in the introductory paragraph of this Agreement; provided, that to the extent that any class of equity securities of a member of the Company’s controlled group becomes publicly traded on an established securities market, the term “Company” shall be deemed to refer to such publicly traded entity.

(c)                                  “Compensation Committee” means the Executive Compensation Committee of the Board.

(d)                                 “Disability” shall have the meaning set forth in the Optionee’s employment agreement with the Company or, if there is no employment agreement, it shall mean the Optionee is disabled as determined under Section 409A(a)(2)(C) of the Code.

(e)                                  “EBITDA” shall mean “Consolidated EBITDA”, as defined in that certain Credit Agreement dated as of November 3, 2006 among Encore Medical Finance, LLC, as Borrower, Encore Medical Holdings, LLC, Bank Of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, The Other Lenders Party Hereto, Credit Suisse Securities (USA) LLC, as Syndication Agent, General Electric Capital Corporation, as Documentation Agent, and Banc Of America Securities LLC and Credit Suisse Securities (USA) LLC, as Lead Arrangers and Book Runners.

(f)                                    “Effective Time” has the meaning specified in the introductory paragraph of this Agreement.

(g)                                 “Fair Market Value” has the meaning specified in the Plan, except as expressly set forth herein.

(h)                                 “First Performance-Based Tranche” has the meaning specified in Section 2 of this Agreement.

(i)                                     “Free Cash Flow” shall mean cash flow from operations as presented in the statement of cash flows

(x)                                   increased, without duplication, by

(i)                                     cash payments for interest expense on borrowed money,

(ii)                                  the cash tax cost incurred with respect to interest income and

(iii)          cash flows from discontinued operations to the extent that such amounts are not reflected as a source of cash from operations in the statement of cash flows, and

(y)                                 decreased, without duplication, by

(iv)                              uses of cash reflected as investing activities, excluding purchases of held to maturity securities, and excluding amounts expended on acquisitions of businesses, assets or product lines from third parties,

(v)                                 cash received for interest income on invested cash or cash equivalents,

(vi)                              the cash tax benefit realized during the period with respect to interest expense on borrowed money and stock based compensation,

(vii)                           minority interest expense, and

(viii)        uses of cash from discontinued operations to the extent that such amounts are not included as a use of cash from operations in the statement of cash flows.

For purposes of calculating Free Cash Flow, all amounts will be determined in accordance with GAAP, will consider changes in outstanding checks to be an operating cash flow and will exclude the effects of any sources or uses of cash outside the ordinary course of business (e.g., receivable financing).

(j)                                     “GAAP” shall mean accounting principles generally accepted in the United States of America as applicable to the Company, subject to regulation by the Securities and Exchange Commission as in effect on the date of this Agreement, and to the extent that alternative accounting treatments are permissible within those accounting principles, in accordance with the Company’s historical accounting policies.

(k)                                  “Grand Slam” shall mean Grand Slam Holdings, LLC, a Delaware limited liability company.

(l)                                     “Good Reason” shall have the meaning set forth in the Optionee’s employment agreement with the Company or, if there is no employment agreement, it shall mean, without an Optionee’s consent, (i) a material reduction in the Optionee’s compensation below the amount of compensation in effect on the date of this Agreement, or (ii) a material reduction in the Optionee’s duties or authority, in each case which is not cured within thirty (30) days following the Company’s or its subsidiary’s, as applicable, receipt of written notice from such Optionee describing the event constituting Good Reason.

(m)                               “IRR” shall mean the Company’s annually compounded internal rate of return, based on (i) the Company’s independent auditor’s appraisal of the per share value of the Company as of each anniversary of the Closing, in the case of determining the IRR performance goal, and (ii) on the applicable sale price in the case of a Change in Control, assuming the Company is valued on a going-concern basis as though it were a publicly traded company with reasonable liquidity and without a controlling shareholder, and taking into account all dividends, distributions and other proceeds received by Grand Slam, but excluding any fees paid to Blackstone pursuant to that certain Monitoring Agreement by and between the Company and Blackstone dated November 3, 2006, or any successor thereto, and based upon the assumption that all shares available for or subject to award under the Plan are outstanding shares of Company common stock.

(n)                                 “Merger Agreement” means the Agreement and Plan of Merger dated June 30, 2006 by and among Grand Slam, Grand Slam Acquisition Corporation, a Delaware corporation, and Encore Medical Corporation.

(o)                                 “Option” has the meaning specified in Section 2 of this Agreement.

(p)                                 “Optionee” has the meaning specified in the introductory paragraph of this Agreement.

(q)                                 “Option Price” has the meaning specified in Section 2 of this Agreement.

(r)                                    “Option Shares” has the meaning specified in Section 2 of this Agreement.

(s)                                  “Performance Period” shall mean the five-year period commencing January 1, 2007 and ending December 31, 2011.

(t)                                    “Plan” has the meaning specified in Section 1 of this Agreement.

(u)                                 “Second Performance-Based Tranche” has the meaning specified in Section 2 of this Agreement.

(v)                                 “Stockholders’ Agreement” shall mean that certain Management Stockholders Agreement between Optionee, the Company, and such other persons and entities listed therein, dated November 3, 2006.

(w)                               “Termination for Cause” means the termination by the Company of Optionee’s employment with the Company for “cause” as defined in the employment agreement between the Company and the Optionee or, if there is no employment agreement, the termination by the Company of Optionee’s employment as a result of (A) Optionee’s willful and continued failure to substantially perform Optionee’s duties (other than any such failure resulting from Optionee’s Disability or any such failure subsequent to Optionee being delivered notice of the Company’s intent to terminate Optionee’s employment without Cause) following written notice by the Company to Optionee which specifically identifies such failure and Optionee not curing such failure within thirty (30) days following receipt of such notice (for the avoidance of doubt, unsatisfactory performance by the Optionee of his duties shall not be deemed to be a failure to substantially perform), (B) conviction of, or a plea of nolo contendere to, (x) a felony (other than traffic-related) under the laws of the United States or any state thereof or any similar criminal act in a jurisdiction outside the United States or (y) a crime involving moral turpitude that could be injurious to the Company or its reputation, (C) Optionee’s willful malfeasance or willful misconduct which is materially and demonstrably injurious to the Company, or (D) any act of fraud by Optionee in the performance of Optionee’s duties. For purpose of the definition of Termination for Cause set forth above, no act or failure to act shall be considered “willful” unless done or omitted to be done by Optionee in bad faith or without reasonable belief that Optionee’s action was in the best interests of the Company and its affiliates. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board shall be conclusively presumed to be done, or omitted to be done, by Optionee in good faith and in the best interests of the Company.

(x)                                   “Third Performance-Based Tranche” has the meaning specified in Section 2 of this Agreement.

2.                                       Grant of Stock Option. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to Optionee an option (the “Option”) to purchase          shares of the Company’s common stock (the “Option Shares”) at a price (the “Option Price”) of $        per share, which is the Fair Market Value per share on the Effective Date. The Option may be exercised from time to time in accordance with the terms of this Agreement. Subject to adjustment as hereinafter provided, (a) one-fourth of the Option Shares (         shares) constitute, and may be purchased pursuant to the provisions of the “Time-Based Tranche”, (b) one-fourth of the Option Shares (         shares) constitute and may be purchased pursuant to the provisions of the First Performance-Based Tranche, (c) one-fourth of the Option Shares (         shares) constitute and may be purchased pursuant to the provisions of the Second Performance-Based Tranche and (d) one-fourth of the Option Shares (         shares) constitute and may be purchased pursuant to the provisions of the Third Performance-Based Tranche.

3.                                       Term of Option. The term of the Option shall commence at the Effective Time and, unless earlier terminated in accordance with Section 7 hereof, shall expire ten (10) years from the Effective Time.

4.                                       Right to Exercise. Unless terminated as hereinafter provided, the Option shall become exercisable only as follows:

(a)                                  The Option shall become exercisable with respect to 20% of the Time-Based Tranche (        shares) on the first anniversary of the Effective Time and an additional 1/60 of the Time-Based Tranche on each monthly anniversary thereafter if Optionee remains in the continuous employ of the Company, any Subsidiary or Affiliate as of each such date.

(b)                                 The Optionee may earn the right to exercise the option to purchase 20% of the First Performance-Based Tranche (       shares) on each December 31 of the Performance Period, provided, that (i) Optionee shall have remained in the continuous employ of the Company, any Subsidiary or Affiliate as of each such date, and (ii) the Company shall have achieved certain specified annual performance targets for both EBITDA and Free Cash Flow, as such terms are defined herein, and as such targets are attached hereto as Attachment A. Except as set forth in Section 4(e), below, any shares included in the First Performance-Based Tranche as to which Optionee does not earn the right to exercise the related Option Shares shall thereupon expire and terminate; provided, however, that notwithstanding anything in this sentence to the contrary, Options under the First Performance-Based Tranche may also vest and become exercisable on a “catch-up” basis, such that in any subsequent fiscal year during the Performance Period if (i) the cumulative actual performance for prior years for the First Performance-Based Tranche equals or exceeds cumulative annual performance targets for the First Performance-Based Tranche for such years, and (ii) the relevant performance targets were achieved in at least fifty percent of the completed years within the Performance Period, then all prior First Performance-Based Tranche Options to which such performance targets applied and which did not previously vest shall also vest and become exercisable.

(c)                                  The Optionee may earn the right to exercise the option to purchase 20% of the Second Performance-Based Tranche (        shares) on each December 31 during the Performance Period, provided, that (i) the Optionee shall have remained in the continuous employ of the Company, any Subsidiary or Affiliate as of each such date, and (ii) the Company shall have achieved certain specified annual performance targets for both EBITDA and Free Cash Flow, as such terms are defined herein, and as such targets are attached hereto as Attachment B. Except as set forth in Section 4(e), below, any shares included in the Second Performance-Based Tranche as to which Optionee does not earn the right to exercise the related Option Shares shall thereupon expire and terminate; provided, however, that notwithstanding anything in this sentence to the contrary, Options under the Second Performance-Based Tranche may also vest and become exercisable on a “catch-up” basis, such that in any subsequent fiscal year if (i) the cumulative actual performance for prior years for the Second Performance-Based Tranche equals or exceeds cumulative annual performance targets for the Second Performance-Based Tranche for such years, and (ii) the relevant performance targets were achieved in at least fifty percent of the completed years within the Performance Period, then all prior Second Performance-Based Tranche Options to which such performance targets applied and which did not previously vest shall also vest and become exercisable.

(d)                                 The Optionee may earn the right to exercise the option to purchase 20% of the Third Performance-Based Tranche (         shares) on each December 31 during the Performance Period, provided, that (i) the Optionee shall have remained in the continuous employ of the Company, any Subsidiary or Affiliate as of each such date, and (ii) the Company shall have achieved specified annual performance targets for IRR, as such term is defined herein, and as such targets are attached hereto as Attachment C. Except as set forth in Section 4(e), below, any shares included in the Third Performance-Based Tranche as to which Optionee does not earn the right to exercise the related Option shares shall thereupon expire and terminate;

provided, however, the Options represented by the Third Performance-Based Tranche may also vest and become exercisable on a “catch-up” basis, such that if (i) in any subsequent fiscal years the IRR performance goal is achieved, and (ii) the relevant IRR performance goals were achieved in at least fifty percent of the completed years within the Performance period, all prior Options in the Third Performance-Based Tranche which did not previously vest shall also vest and become exercisable. Notwithstanding the first sentence of this Section 4(d), if Grand Slam sells its entire interest in the Company through a public vehicle prior to the vesting or forfeiture of the Third Performance-Based Tranche, other than upon a Change in Control, the following provisions will apply:

(i)                                     If the sale achieves both (x) an IRR of at least 22½% and (y) a return on investment to Grand Slam of at least two (2) times its initial investment from the closing of the acquisition of the Company under and pursuant to the Merger Agreement (the “Investment”) through the date of the sale, as determined by the Company’s accountants (collectively the “Condition”), then the Third Performance-Based Tranche Options, to the extent not vested for the years elapsed within the Performance Period, will be added to the Time-Based Tranche and will vest contingent upon the Optionee’s continued employment with the Company or any Subsidiary on a pro-rata monthly or annual basis, as would then normally be applicable to the Time-Based Tranche, through the remainder of the years within the Performance Period; or

(ii)                                  If the Condition is not achieved upon such sale, then the Third Performance-Based Tranche options, to the extent not vested for the years elapsed within the Performance Period, will be split equally and added into the First and Second Performance-Based Tranche Options, respectively, and will vest contingent upon the criteria and other conditions applicable to those First and Second Performance-Based Tranche Options for the remainder of the Performance Period.

(e)                                  Notwithstanding the foregoing, (i) the Option Shares of the Time-Based Tranche granted hereby shall become immediately exercisable upon the occurrence of a Change in Control if Optionee remains in the continuous employ of the Company or any Subsidiary until the date of the consummation of such Change in Control, (ii) the Option Shares of the First Performance-Based Tranche granted hereby shall become immediately exercisable upon the occurrence of a Change in Control if the Optionee remains in the continuous employ of the Company or any Subsidiary until the date of consummation of such Change in Control and the performance targets applicable for such Tranche were achieved in (x) at least fifty percent of the completed years that have elapsed in the Performance Period prior to or upon the Change in Control and (y) the last completed year of the Performance Period at the time of the Change in Control, (iii) the Option shares of the Second Performance-Based Tranche granted hereby shall become immediately exercisable upon the occurrence of a Change in Control if Optionee remains in the continuous employ of the Company or any Subsidiary until the date of consummation of such Change in Control and the performance goals for such Tranche were achieved in (x) at least fifty percent of the completed years that have elapsed in the Performance Period prior to or upon the Change in Control and (y) the last completed year of the Performance Period at the time of the Change in Control, and (iv) the Option Shares of the Third Performance-Based Tranche granted hereby shall become immediately exercisable upon the occurrence of a Change in Control if Optionee remains in the continuous employ of the Company or any Subsidiary until the date of such Change in Control and (x) Grand Slam has received at least a two times return on its Investment from the Effective Date through the Change in Control, as determined by the Company’s accountants and (y) the IRR performance goal specified on Attachment C has been achieved for the portion of the Performance Period that has elapsed prior to the Change in Control.

(f)                                    Notwithstanding anything herein to the contrary, if Optionee is on an approved leave of absence, as provided in the last paragraph of Section 7 hereof, Optionee will be considered as still in continuous employ of the Company, a Subsidiary or an Affiliate for purposes of this Plan.

(g)                                 Optionee shall be entitled to the privileges of ownership with respect to Option shares purchased and delivered to Optionee upon the exercise of all or part of this Option, subject to Section 8 hereof.

5.                                       Option Nontransferable. Optionee may not transfer or assign all or any part of the Option other than by will or by the laws of descent and distribution. This Option may be exercised, during the lifetime of Optionee, only by Optionee, or in the event of Optionee’s legal incapacity, by Optionee’s guardian or legal representative acting on behalf of Optionee in a fiduciary capacity under state law and court supervision. Notwithstanding anything herein to the contrary, Optionee may transfer or assign all or any part of the Option to “family members” (as defined in the General Instructions to Form S-8 of the Securities Act of 1933) or trusts, partnerships or similar entities for the benefit of such family members, for estate planning purposes or in connection with the disposition of Optionee’s estate.

6.                                       Notice of Exercise; Payment.

(a)                                  To the extent then exercisable, the Option may be exercised in whole or in part by written notice to the Company stating the number of Option Shares for which the Option is being exercised and the intended manner of payment. The date of such notice shall be the exercise date. Payment equal to the aggregate Option Price of the Option Shares being purchased pursuant to an exercise of the Option must be tendered in full with the notice of exercise to the Company in one or a combination of the following methods as specified by Optionee in the notice of exercise:  (i) cash in the form of currency or check or by wire transfer as directed by the Company, (ii) solely following an IPO in Shares otherwise being traded on an established securities market, through the surrender to the Company of Shares owned by Optionee for at least six months as valued at their Fair Market Value on the date of exercise, (iii) through net exercise, using Shares to be acquired upon exercise of the Option, such Shares being valued at their Fair Market Value (which for such purpose shall have the meaning set forth in the Stockholders’ Agreement) on the date of exercise, or (iv) through such other form of consideration as is deemed acceptable by the Board.

(b)                                 As soon as practicable upon the Company’s receipt of Optionee’s notice of exercise and payment, the Company shall direct the due issuance of the Option Shares so purchased.

(c)                                  As a further condition precedent to the exercise of this Option in whole or in part, Optionee shall comply with all regulations and the requirements of any regulatory authority having control of, or supervision over, the issuance of the shares of common stock and in connection therewith shall execute any documents which the Board shall in its sole discretion deem necessary or advisable.

7.                                       Termination of Agreement. The Agreement and the Option granted hereby shall terminate automatically and without further notice on the earliest of the following dates:

(a)                                  After Optionee’s termination due to Optionee’s death or Disability, all unvested Time-Based Options will be forfeited immediately, and all vested Options from any Tranche shall remain exercisable until the lesser of (i) one (1) year following the Optionee’s date of termination or (ii) the remaining term of the Option; provided, however, that it shall be a condition to the exercise of the Option in the event of Optionee’s death that the Person exercising the Option shall (i) have agreed in a form satisfactory to the Company to be bound by the provisions of this Agreement and the Stockholders Agreement and (ii) comply with all regulations and the requirements of any regulatory authority having control of, or supervision over, the issuance of the shares of common stock and in connection therewith shall execute any documents which the Board shall in its sole discretion deem necessary or advisable. Unvested Options from the First, Second and Third Performance-Based Tranches shall remain outstanding for the twelve (12) month period following the date of such termination by reason of death or Disability. To the extent applicable performance targets are achieved, or a Change in Control occurs, within such twelve (12) month period following the date of termination due to Optionee’s death or Disability (each, a “Post-Termination Vesting Event”), the appropriate number of Options will vest as of such Post-Termination Vesting Event, and remain exercisable for twelve (12) months following such Post-Termination Vesting Event (but not beyond the remaining term of the Option). On the twelve (12) month anniversary of the date of termination of employment by reason of death or Disability, all remaining unvested options from the First, Second and Third Performance-Based Tranches will be forfeited;

(b)                                 After Optionee’s termination by the Company without Cause or by the Optionee for Good Reason, all unvested Time-Based Option will be forfeited immediately, and all vested Options from any Tranche shall remain exercisable until the lesser of (i) ninety (90) calendar days following the Optionee’s date of termination or (ii) the remaining term of the Option. Unvested options from the First, Second and Third Performance-Based Tranches shall remain outstanding for the twelve (12) month period following the date of such termination by reason of termination by the Company without Cause or by the Optionee for Good Reason. To the extent a Post-Termination Vesting Event occurs within such twelve (12) month period, the appropriate number of Options will vest as of such Post-Termination Vesting Event, and remain exercisable for ninety (90) calendar days following such Post-Termination Vesting Event (but not beyond the remaining term of the Option). On the twelve (12) month anniversary of the date of termination of employment by reason of termination by the Company without Cause or by the

Executive with Good Reason, all remaining unvested options from the First, Second and Third Performance-Based Tranches will be forfeited;

(c)                                  The date of Optionee’s Termination for Cause, upon which all vested and unvested Options will be forfeited immediately and terminate;

(d)                                 After Optionee’s termination without Good Reason, all unvested options will be forfeited immediately, and all vested Options from any Tranche shall remain exercisable until the lesser of (i) ninety (90) calendar days following the Optionee’s date of termination or (ii) the remaining term of the Option; or

(e)                                  Ten (10) years from the Effective Time.

Notwithstanding the foregoing, in all termination events other than a termination of the Optionee’s employment for Cause, if the last day to exercise vested Options occurs after the date on which the Company’s common stock is publicly traded on a national stock exchange and during a lock-up period or securities law blackout period, the otherwise applicable post-termination Option exercise period shall continue, but not beyond the remaining term of the Option, until thirty (30) calendar days after the first day when the terminating Optionee is no longer precluded from selling stock acquired upon exercise of Options for either of such reasons. Notwithstanding anything to the contrary herein, nothing herein shall prohibit the Optionee from exercising his or her vested Options through net exercise, using Shares to be acquired upon exercise of the Option, during any lock-up or securities law blackout period to the extent not prohibited by law.

In the event that Optionee’s employment is terminated in the circumstances described in Section 7(c) hereof, this Agreement shall terminate at the time of such termination notwithstanding any other provision of this Agreement and Optionee’s Option will cease to be exercisable to the extent exercisable as of such termination and will not be or become exercisable after such termination. Optionee shall be deemed to be an employee of the Company or any Subsidiary if on a leave of absence approved in writing by the Board or the Chief Executive Officer of the Company to the extent consistent with Section 409A of the Code.

8.                                       Stockholders Agreement. Optionee agrees that any Option Shares that Optionee receives pursuant to this Agreement or under the Plan are subject to the terms and conditions set forth in the Stockholders Agreement.

9.                                       Initial Public Offering. Option Shares acquired on exercise of any Option will be subject to the terms and conditions of the Stockholders’ Agreement.

10.                                 No Employment Contract. Nothing contained in this Agreement shall (a) confer upon Optionee any right to be employed by or remain employed by the Company or any Subsidiary, or (b) limit or affect in any manner the right of the Company or any Subsidiary to terminate the employment or adjust the compensation of Optionee.

11.                                 Dividend Equivalents. Upon the payment of any ordinary or extraordinary cash dividend (or similar distributions) to holders of Company common stock, the Optionee will be credited with dividend equivalent rights with respect to the Options as follows. Dividend equivalents relating to vested Options shall be paid to the Optionee in cash at the same time dividends are paid to holders of Company common stock. Dividend equivalents relating to unvested Options will be credited to a notional account maintained on the books of the Company for the benefit of the Optionee, which account shall not accrue interest. The Optionee will become vested in such account at the same time as the Options to which the dividend equivalents relate vest and become exercisable, and such vested amounts shall be payable in cash upon the applicable vesting date, and in no event later than 2 ½ months following the end of the calendar year in which the applicable vesting date occurs. Unvested amounts held in such account shall be forfeited by the Optionee upon the date of any termination of employment; provided, however, that if such termination results in the continuation of unvested Options from the First, Second and Third Performance-Based Tranches, as provided in Sections 7(a) and 7(b), above, forfeiture of dividend equivalents shall be delayed until the twelve (12) month anniversary of such termination, and to the extent that any Options vest during such 12-month period, such related dividend equivalents shall also vest and be paid to the Executive in cash on the twelve (12) month anniversary of such termination or, if the Options are forfeited, such related dividend equivalents shall also be forfeited.

12.                                 Taxes and Withholding. The Company or any Subsidiary may withhold, or require Optionee to remit to the Company or any Subsidiary, an amount sufficient to satisfy federal, state, local or foreign taxes (including the Optionee’s FICA obligation) in connection with any payment made or benefit realized by Optionee or other person under this Agreement or otherwise, and if the amounts available to the Company or any Subsidiary for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that Optionee or such other person make arrangements satisfactory to the Company or any Subsidiary for payment of the balance of such taxes required to be withheld. Optionee may elect to have such withholding obligation satisfied by surrendering to the Company or any Subsidiary a portion of the Option Shares that are issued or transferred to Optionee upon the exercise of an Option (but only to the extent of the minimum withholding required by law), and the Option Shares so surrendered by Optionee shall be credited against any such withholding obligation at the Fair Market Value (which for such purpose shall have the meaning set forth in the Stockholders’ Agreement) of such Shares on the date of such surrender.

13.                                 Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, that notwithstanding any other provision of this Agreement, the Option shall not be exercisable if the exercise thereof would result in a violation of any such law.

14.                                 Adjustments.

(a)                                  The Board shall make or provide for such substitution or adjustments in the number of Option Shares covered by this Option, in the Option Price applicable to such Option, and in the kind of shares covered thereby and/or such other equitable substitution or adjustments as the Board may determine to prevent dilution or enlargement of Optionee’s rights that otherwise would result from (a) any stock dividend, extraordinary cash-dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reclassification, reorganization, partial or complete liquidation, or other distribution of assets or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. In the case of a Change in Control, such substitutions and adjustments include, without limitation, canceling any and all Options in exchange for cash payments equal to the excess, if any, of the value of the consideration paid to a shareholder of an Option Share over the Option Price per share subject to such Option in connection with such an adjustment event.

(b)                                 To the extent that any equity securities of any member of the Company’s controlled group become publicly traded, at such time all Options shall be exchanged, in a manner consistent with Section 409A and 424 of the Code, for options with the same intrinsic value in the publicly-traded entity, and all Shares shall be exchanged for shares of common stock with the same aggregate value of the publicly-traded entity.

15.                                 Relation to Other Benefits. Any economic or other benefit to Optionee under this Agreement shall not be taken into account in determining any benefits to which Optionee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or any Subsidiary.

16.                                 Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of Optionee under this Agreement without Optionee’s prior written consent.

17.                                 Severability. If one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

18.                                 Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistent provisions between this Agreement and the Plan, the Plan shall govern. The Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the Option or its exercise.

19.                                 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee, and the successors and assigns of the Company.

20.                                 Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof and all parties, including their successors and assigns, consent to the jurisdiction of the state and federal courts of Delaware.

21.                                 Prior Agreement. As of the Effective Time, this Agreement supersedes any and all prior and/or contemporaneous agreements, either oral or in writing, between the parties hereto, or between either or both of the parties hereto and the Company, with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises, or other agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, pertaining to the subject matter hereof, which are not embodied herein, and that no prior and/or contemporaneous agreement, statement or promise pertaining to the subject matter hereof that is not contained in this Agreement shall be valid or binding on either party.

22.                                 Notices. For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three business days after having been sent by a nationally recognized overnight courier service such as Federal Express, UPS, or Purolator, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive offices and to Optionee at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

23.                                 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Optionee has executed this Agreement, as of the day and year first above written.

ENCORE MEDICAL CORPORATION

By:
Name & Title

OPTIONEE
Name: